Exhibit 10.2

Form of 2005 Stock Option and Incentive Plan Non-Statutory Stock Option Agreement (4 year vesting schedule)

ACUSPHERE, INC.

NON-STATUTORY STOCK OPTION AGREEMENT

Acusphere, Inc. (the “Company”) hereby grants the following stock option pursuant to its 2005 Stock Option and Incentive Plan.  The terms and conditions attached hereto are also a part hereof.

Name of optionee (the “Optionee”):

Date of this option grant:

Number of shares of the Company’s Common Stock subject to this option (“Shares”):

Option exercise price per share:

Shares that are subject to vesting schedule:

Vesting Start Date:

Vesting Schedule:

Vesting Start Date:	0%

On or after [ ] but prior to [ ]:	2.083% per month

On or after [ ]:	100% [four years after Vesting Start Date]

All vesting is dependent on the continuation of a Business Relationship with the Company, as provided herein.

Payment alternatives:	Section 7(a) (i) through (iii)

This option satisfies in full all commitments that the Company has to the Optionee with respect to the issuance of stock, stock options or other equity securities.

Acusphere, Inc.

Signature of Optionee	By:
Name of Officer:
Street Address		Title:

City/State/Zip Code

ACUSPHERE, INC.

NON-STATUTORY STOCK OPTION AGREEMENT — INCORPORATED TERMS AND CONDITIONS

1.                                       Grant Under Plan.  This option is granted pursuant to and is governed by the Company’s 2005 Stock Option and Incentive Plan (the “Plan”) and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan.

2.                                       Grant as Non-Qualified Stock Option.  This option is a non-statutory stock option and is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”).

3.                                       Vesting of Option.

 (a)                               Vesting if Business Relationship Continues. The Optionee may exercise the vested portion of this option on or after the date of this option grant for the number of shares of Common Stock, if any, set forth on the cover page hereof.  If the Optionee has continuously maintained a Business Relationship (as defined below) with the Company through the dates listed on the vesting schedule set forth on the cover page hereof, the Optionee may exercise this option for the additional number of shares of Common Stock set opposite the applicable vesting date.  Notwithstanding the foregoing, the Board may, in its discretion, accelerate the date that any installment of this option becomes exercisable.  The foregoing rights are cumulative and may be exercised only before the date which is ten years from the date of this option grant.

(b)  Definitions. The following definitions shall apply:

“Business Relationship” means service to the Company or its successor in the capacity of an employee, officer, director or consultant.

“Cause” means: (i) gross negligence or willful malfeasance in the performance of the Optionee’s work or a breach of fiduciary duty or confidentiality obligations to the Company by the Optionee; (ii) failure to follow the proper directions of the Optionee’s direct or indirect supervisor after written notice of such failure; (iii) the commission by the Optionee of illegal conduct relating to the Company; (iv) disregard by the Optionee of the material rules or material policies of the Company which has not been cured within 15 days after notice thereof from the Company; or (v) intentional acts on the part of the Optionee that have generated material adverse publicity toward or about the Company.

4.                                       Termination of Business Relationship.

(a)                                  Termination.  If the Optionee’s Business Relationship with the Company ceases, voluntarily or involuntarily, with or without cause, no further installments of this option shall become exercisable, and this option shall expire (may no longer be exercised) after the passage of sixty days from the date of termination, but in no event later than the scheduled expiration date.  Any determination under this agreement as to the status of a Business Relationship or other matters referred to above shall be made in good faith by the Board of Directors of the Company.

(b)                                 Employment Status. For purposes hereof, with respect to employees of the Company, employment shall not be considered as having terminated during any leave of absence if such leave of absence has been approved in writing by the Company and if such written approval contractually obligates the Company to continue the employment of the Optionee after the approved period of absence; in the event of such an approved leave of absence, vesting of this option shall be suspended (and the period of the leave of absence shall be added to all vesting dates) unless otherwise provided in the Company’s written approval of the leave of absence.  For purposes hereof, a termination of employment followed by another Business Relationship shall be deemed a termination of the Business Relationship with all vesting to cease unless the Company enters into a written agreement related to such other Business Relationship in which it is specifically stated that there is no termination of the Business Relationship under this agreement. This option shall not be affected by any change of employment within or among the Company and its Subsidiaries so long as the Optionee continuously remains an employee of the Company or any Subsidiary.

(c)                                  Termination for Cause.  If the Business Relationship of the Optionee is terminated for Cause (as defined above), this option may no longer be exercised from and after the Optionee’s receipt of written notice of such termination.

5.                                       Death; Disability.

(a)                                  Death.  Upon the death of the Optionee while the Optionee is maintaining a Business Relationship with the Company, this option may be exercised, to the extent otherwise exercisable on the date of the Optionee’s death, by the Optionee’s estate, personal representative or beneficiary to whom this option has been transferred pursuant to Section 9, only at any time within 180 days after the date of death, but not later than the scheduled expiration date.

(b)                                 Disability.  If the Optionee ceases to maintain a Business Relationship with the Company by reason of his or her disability, this option may be exercised, to the extent otherwise exercisable on the date of cessation of the Business Relationship, only at any time within 180 days after such cessation of the Business Relationship, but not later than the scheduled expiration date.  For purposes hereof, “disability” means “permanent and total disability” as defined in Section 22(e)(3) of the Code.

6.                                       Partial Exercise.  This option may be exercised in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share.

7.                                       Payment of Exercise Price.  The exercise price shall be paid by one or any combination of the following forms of payment that are applicable to this option, as indicated on the cover page hereof:

(a)                                  in cash, by certified or bank check or other instrument acceptable to the Administrator and payable to the order of the Company;

(b)                                 through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to restrictions under any Company plan.  Such surrendered shares shall be valued at Fair Value on the exercise date; or

(c)                                  By the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the Optionee chooses to pay the purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection.  The transfer to the Optionee on the records of the Company or the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements included herein or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the Optionee).  In the event the Optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

8.                                       Method of Exercising Option.  Subject to the terms and conditions of this agreement, this option may be exercised by written notice to the Company at its principal executive office, or to such transfer agent as the Company shall designate.  Such notice shall state the election to exercise this option and the number of Shares for which it is being exercised and shall be signed by the person or persons so exercising this option.  Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received.  Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

9.                                       Option Not Transferable.  This option is not transferable or assignable except by will or by the laws of descent and distribution.  During the Optionee’s lifetime only the Optionee can exercise this option.

10.                                 No Obligation to Exercise Option.  The grant and acceptance of this option imposes no obligation on the Optionee to exercise it.

11.                                 No Obligation to Continue Business Relationship.  Neither the Plan, this agreement, nor the grant of this option imposes any obligation on the Company to continue the Optionee in employment or other Business Relationship.

12.                                 Adjustments.  Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

13.                                 Withholding Taxes.  If the Company in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Optionee hereby agrees that the Company may withhold from the Optionee’s wages or other remuneration the appropriate amount of tax. At the discretion of the Company, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Optionee on exercise of this option.  The Optionee further agrees that, if the Company does not withhold an amount from the Optionee’s wages or other remuneration sufficient to satisfy the withholding obligation of the Company, the Optionee will make reimbursement on demand, in cash, for the amount underwithheld.

14.                                 Arbitration.  Any dispute, controversy, or claim arising out of, in connection with, or relating to the performance of this agreement or its termination shall be settled by arbitration in the Commonwealth of Massachusetts, pursuant to the rules then obtaining of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

15.                                 Provision of Documentation to Optionee.  By signing this agreement the Optionee acknowledges receipt of a copy of this agreement and a copy of the Plan.

16.                                 Miscellaneous.

(a)                                  Notices.  All notices hereunder shall be in writing and shall be deemed given when sent by mail, if to the Optionee, to the address set forth below or at the address shown on the records of the Company, and if to the Company, to the Company’s principal executive offices, attention of the Corporate Secretary.

(b)                                 Entire Agreement; Modification.  This agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this agreement. This agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

(c)                                  Fractional Shares. If this option becomes exercisable for a fraction of a share because of the adjustment provisions contained in the Plan, such fraction shall be rounded down.

(d)                                 Issuances of Securities; Changes in Capital Structure. Except as expressly provided herein or in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to this option.  No adjustments need be made for dividends paid in cash or in property other than securities of the Company. If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, spin-off, split-up or other similar change in capitalization or event, the restrictions contained in this agreement shall apply with equal force to additional and/or substitute securities, if any, received by the Optionee in exchange for, or by virtue of his or her ownership of, Shares, except as otherwise determined by the Board.

(e)                                  Severability.  The invalidity, illegality or unenforceability of any provision of this agreement shall in no way affect the validity, legality or enforceability of any other provision.

(f)                                    Successors and Assigns.  This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 9 hereof.

(g)                                 Governing Law.  This agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without giving effect to the principles of the conflicts of laws thereof.